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                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of June __, 1999 (this "First Supplemental Indenture"), among Joseph E. Seagram & Sons, Inc., an Indiana corporation ("JES"), The Seagram Company Ltd. a Canadian corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"), under the Indenture dated as of September 15, 1991 among JES, the Guarantor and the Trustee (the "Indenture").

     WHEREAS, JES and the Guarantor executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of JES' unsecured debentures, notes or other evidences of indebtedness (collectively the "Securities," and individually, a "Security") to be issued in one or more series as might be determined by JES under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, JES desires to provide for the establishment of a new series of Securities to be known as the __% Junior Subordinated Notes due 2004 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be as set forth in the Indenture and this First Supplemental Indenture;

     WHEREAS, JES and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, JES and the Guarantor covenant and agree with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1  Definition of Terms.

             Unless the context otherwise requires:

             (a) a term not defined herein that is defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

             (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;
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     (c) the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     "Purchase Contract" has the meaning specified in the Unit Agreement.

     "Remarketing" means the operation of the procedures for remarketing specified in Article IV hereof.

     "Remarketing Agent" shall mean any remarketing agent engaged by JES.

     "Remarketing Date" means three business days prior to ___________, 2002.

     "Reset Rate" means the rate per annum that results from the Remarketing of the Notes.

     "Senior Indebtedness" of the Company means the principal of (and premium, if any) and interest and other amounts payable with respect to the following, whether outstanding at the date of execution of this First Supplemental Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed; (b) indebtedness of the Company evidenced by a note, debenture, bond or other security or instrument and indebtedness of the Company incurred, created or assumed in connection with the acquisition of any property, but excluding trade accounts payable; (c) obligations of the Company as lessee under leases which are capitalized in accordance with generally accepted accounting principles applicable to the Company, including, without limitation, leases of property made as part of any sale and lease-back transaction; and (d) indebtedness, obligations and liabilities of others in respect of which the Company is liable as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire; other than (i) any such indebtedness, obligation or liability referred to in clauses (a) through (d) above which by its terms is expressed to be junior or subordinate in right of payment to the Notes, or to rank pari passu with the Notes in right of payment, (ii) the Notes and (iii) the Company's Liquid Yield Option Notes due 2006 which shall rank pari passu with the Notes in right of payment.

     "Senior Indebtedness" of the Guarantor means the principal of (and premium, if any) and interest and other amounts payable with respect to the following, whether outstanding at the date of execution of this First Supplemental Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Guarantor for money borrowed; (b) indebtedness of the Guarantor evidenced by a note, debenture, bond or other security or instrument and indebtedness of the Guarantor incurred, created or assumed in connection with the acquisition of any property, but excluding trade accounts payable; (c) obligations of the Guarantor as lessee under leases which are capitalized in accordance with generally accepted accounting principles applicable to the Guarantor, including without limitation, leases of property made as part of any sale and lease-
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back transaction; and (d) indebtedness, obligations and liabilities of others in respect of which the Guarantor is liable as guarantor, endorser or otherwise or which the Guarantor has agreed to purchase or otherwise acquire; other than
(i) any such indebtedness, obligation or liability referred to in clauses (a) through (d) above which by its terms is expressed to be junior or subordinate in right of payment to the Guarantees, or to rank pari passu with the Guarantees in right of payment and (ii) the Notes and the Guarantees.

     "Treasury Consideration" has the meaning specified in the Unit Agreement.

     "Unit Agreement" means the agreement dated as of June __, 1999, between the Trustee and the Guarantor.

     "Units" has the meaning specified in the Unit Agreement.

                                   ARTICLE II
                       TERMS AND CONDITIONS OF THE NOTES

     Section 2.1 Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "__% Subordinated Deferrable Notes due 2004," limited in aggregate principal amount to $[AMOUNT - INCLUDE OVER-ALLOTMENT AMOUNT]

     Section 2.2 Maturity.

     The Stated Maturity will be June, 2004.

     Section 2.3 Interest.

     (a) Each Note will bear interest at the rate of __% per annum from June, 1999 until March, 2002, and at the Reset Rate thereafter, payable quarterly in arrears on the Interest Payment Dates, which shall be March __, June __, September __ and December __, of each year, commencing _________, 1999.

     (b) Interest not paid on the scheduled payment date will accumulate and compound quarterly at the rate of __% per annum until March __, 2002, and at the Reset Rate thereafter.

     (c) The Regular Record Dates for the Notes shall be the 15th Business Day prior to each Interest Payment Date.

                                  ARTICLE III
                      EXTENSION OF INTEREST PAYMENT PERIOD
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     Section 3.1 Extension of interest Payment Period.

     JES shall have the right at any time, and from time to time, during the term of Notes, to defer payments of interest by extending the interest payment period of such Notes for a period not extending, in the aggregate, beyond the June __, 2004 (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 3.1, will bear interest thereon at the rate of __% until March __, 2002, and at the Reset Rate thereafter compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, JES shall pay all interest accrued and unpaid on the Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. During any such Extended Interest Payment Period or an Event of Default, however, JES shall not (a) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by JES that rank pari passu to or junior to the Notes, or (b) make any guarantee payments with respect to any guarantee by JES of any securities of any of its subsidiaries if such guarantee ranks pari passu or junior in light of payment to the Notes. In addition, during any Extended Interest Payment Period or an Event of Default, the Guarantor shall not (a) make any payment of principal interest, or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu or junior in right of payment to the guarantees of the Notes, (b) make any guarantee payments with respect to any guarantee by the Guarantor if such guarantee ranks pari passu or junior in right of payment to the Notes, or (c) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock (other than (1) dividends or distributions in, or options, warrants or rights to subscribe for or purchase, common shares of the Guarantor, (2) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (3) the reclassification of the Guarantor's capital stock solely into shares of one or more classes or series of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (4) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (5) purchases of common shares in connection with the Guarantor's normal course issuer bid-purchases or the satisfaction by the Guarantor of its obligations under any benefit plans for its and its subsidiaries' directors, officers or employees or any of the Guarantor's dividend reinvestment plans). Prior to the termination of any Extended Interest Payment Period, JES may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Maturity Date of the Notes. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, JES may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but JES, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of an Extended Payment Period.
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     Section 3.2 Notice of Extension.

     JES shall give written notice to the Unit Agent and the Trustee of its selection of such Extended Interest Payment Period five Business Days before the earlier of (i) the date the interest on the Notes would have been payable except for the election to begin or extend the extension period; (ii) the date the Trustee is required to give notice to any securities exchange or to holders of Notes of the record date on the date interest is payable, and (iii) the record date.

                                  ARTICLE IV
                                  REMARKETING

     Section 4.1 Remarketing.

     (a) JES shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Depositary notify the Holders of the Notes and the holders of the Units of the Remarketing and of the procedures that must be followed if a holder of a Unit wishes to settle the Purchase Contract early.

     (b) Under Section     of the Unit Agreement, holders of Units that do not
give notice of their intention to settle the Purchase Contract component of their Unit on or prior to the seventh Business Day preceding the Remarketing Date, shall be deemed to have consented to the disposition of the Note component of their Unit in the Remarketing. Promptly after such seventh Business Day, the Unit Agent, based on the notices received by it prior to such time, shall notify JES and the Remarketing Agent of the amount of Notes to be tendered for purchase in the Remarketing.

     (c) On the Remarketing Date, the Remarketing Agent will use commercially reasonable efforts to remarket the Notes, at a price equal to 100.25% of the Treasury Consideration.

     (d) If the Remarketing Agent determines that it will be able to remarket all of the Notes tendered or deemed tendered for purchase at a price of 100.25% of the Treasury Consideration prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines to be the lowest rate per annum that will enable it to remarket all of the Notes tendered or deemed tendered for Remarketing.

     (e) If the Remarketing Agent cannot remarket the Notes on the Remarketing Date, the Remarketing Agent will continue to attempt to remarket the Notes until
         , 2002.

     (f) By approximately 4:30 p.m., New York City time, on the Remarketing Date, provided that the Remarketing Agent has successfully remarketed the Notes, the Remarketing Agent shall advise, by telephone (i) the Depositary, the Trustee and JES of the Reset Rate determined in the Remarketing and the amount of Notes sold in the Remarketing, (ii) each
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purchaser (or the Depositary participant thereof) of the Reset Rate and the amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on _______, 2002 in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

     (g) In accordance with the Depositary's normal procedures, on _______, 2002, the transactions described above with respect to each Debenture tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Notes delivered by book-entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

     (h) Under the Remarketing Agreement, JES, in its capacity as issuer of the Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing.

     (i) The tender and settlement procedures set in this Section 4.1, including provisions for payment by purchasers of the Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Remarketing, to facilitate the tendering and remarketing of the Notes in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

                                   ARTICLE V
                                 SUBORDINATION

     Section 5.1 Agreement to Subordinate; Certain Definitions.

     The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, whether upon original issue or upon transfer or assignment, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Notes and the payment of the principal and interest on each and all of the Notes, and all other amounts payable under the Notes, are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The Guarantor covenants and agrees, and each Holder of a Guarantee, by his acceptance thereof, whether upon original issue or upon transfer or assignment, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Guarantees and the payment of the principal and interest on each and all of the Notes, and all other amounts payable under the Notes, by virtue of the Guarantees, are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor.
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     Each of the Company and the Guarantor severally (but not jointly) covenants and agrees, and each Holder of a Note or Guarantee, as the case may be, whether upon original issue or upon transfer or assignment, likewise covenants and agrees, to be bound by the provisions hereinbelow set forth in this Article V and for such purpose in this Article V only the term "Obligor" means, on the one hand, the Company if this Article V is being applied to the Company, and, on the other hand, the Guarantor if this Article V is being applied to the Guarantor, as the case may be, and the term "Obligation" or "Obligations" means respectively the Notes or the Guarantees, as the case may be; it being understood that the obligations represented by the Notes and the Senior Indebtedness of the Company, as such, are not obligations of the Guarantor, and the obligations represented by the Guarantees and the Senior Indebtedness of the Guarantor, as such, are not obligations of the Company; provided, that, in the case of the Guarantor, references to payments of principal and interest include payments or acceleration or similar matters made or to be made in respect of the Notes, which by virtue of the Guarantees represent obligations or acceleration thereof or other similar matters with respect thereto of the Guarantor.

     Section 5.2 No Payment if Senior Indebtedness is in Default or if Securities or Guarantees in Default.

     No payment on account of principal or interest or any other amount payable with respect to, the Obligations shall be made by the Obligor during (1) the continuance of any default in the payment of any principal of (or premium, if any), sinking fund or interest on, or any other amount payable with respect to, any Senior Indebtedness of such Obligor, whether at stated maturity, upon acceleration or otherwise, (2) the continuance of any other default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity of the Senior Indebtedness or (3) any judicial proceeding which is pending with respect to any default with respect to Senior Indebtedness of such Obligor.

     Section 5.3 Payment Over of Proceeds Upon Dissolution, Default, etc., of the Company or the Guarantor.

     Upon (i) the occurrence of any default referred to in subsection 5.2 above which shall not have been cured or waived or (ii) any payment or distribution of assets of the Obligor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Obligor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal (and premium, if any), sinking fund payments and interest and other amounts due or to become due upon all Senior Indebtedness of the Obligor shall first be paid in full, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal or interest on the indebtedness evidenced by the Obligations, or on account of any other amounts payable under the Obligations or this First Supplemental Indenture, and upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Obligor of any kind or character, whether in cash, property or securities (other than securities of the Obligor or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article V with respect to the Obligations, to the payment in full of all such Senior Indebtedness,
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provided the rights of holders of such Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of the Obligations would, except for the provisions hereof, be entitled, shall be paid by the Obligator or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Obligations or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Obligor (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness of the Obligor in full after giving effect to any concurrent or prior payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Obligations or to the Trustee under this Indenture.

     In the event that any payment or distribution of assets of the Obligor of any kind of character, whether in cash, property or securities, not permitted by the foregoing, shall be received by the Trustee or any Holder of an Obligation before all Senior Indebtedness of the Obligor is paid in full, or provision is made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness of the Obligor (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representative or representatives, or to the trustee or trustees under any indenture, deed or agreement pursuant to which any instruments evidencing any of such Senior Indebtedness of the Obligor may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness of the Obligor remaining unpaid to the extent necessary to pay all such Senior Indebtedness of the Obligor in full in accordance with its terms, after giving effect to any prior or concurrent payment or distribution to the holders of such Senior Indebtedness of the Obligor.

     This Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Obligor. The Trustee shall not be liable to any such holder of Senior Indebtedness if it shall pay over or distribute to or on behalf of Holders of Obligations, or the Obligor, moneys or assets to which any holder of Senior Indebtedness of the Obligor shall be entitled by virtue of this Article V.

     Section 5.4  Subrogation to Rights of Holders of Senior Indebtedness.

     Subject to the prior payment in full of all Senior Indebtedness of the Obligor, the Holders of the Obligations shall be subrogated (equally and ratably with the holders of all indebtedness of the Obligor which by its express terms ranks on a parity with the Obligations and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets or securities of the Obligor applicable to the Senior Indebtedness of the Obligor, until the Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions in respect of the Senior Indebtedness of the Obligor of assets or securities which otherwise would have been payable or distributable to Holders of the Obligations shall, as between the Obligor, its creditors other than the holders of Senior Indebtedness of the Obligor, and the Holders of Obligations, be deemed to be a payment by the Obligor to or on account of the Senior Indebtedness of the Obligor, and no payments or
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distributions to the Trustee or the Holders of the Obligations of assets or securities which are applied to the satisfaction of Senior Indebtedness of the Obligor by virtue of the subordination herein provided for shall, as between the Obligor, its creditors other than the holders of Senior Indebtedness of the Obligor, and the Holders of Obligations, to be deemed to be a payment by Obligor to or on account of the Obligations.

     Section 5.5 Provisions Are Solely to Define Relative Rights.

     The provisions of this Article V are and are intended solely for the purpose of defining the relative rights of the Holders of Obligations, on the one hand, and the holders of the Senior Indebtedness of the Obligor on the other hand. Nothing contained in this Article V or elsewhere in this First Supplemental Indenture or in the Obligations is intended to or shall impair, as between the Obligor, its creditors other than holders of Senior Indebtedness of the Obligor, and the Holders of the Obligations, the obligation of the Obligor, which is absolute and unconditional, to pay to the Holders of the Obligations the principal and interest on the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights against the Obligor of the Holders of the Obligations and of creditors of the Obligor, other than the holders of the Senior Indebtedness of a Obligor, nor shall anything herein or therein prevent the Trustee or the Holder of the Obligation from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Article V of the Holders of Senior Indebtedness in respect of cash, property or securities of the Obligor otherwise payable or delivered to the Trustee or such Holder upon the exercise of any such remedy.

                                   ARTICLE VI
                                 MISCELLANEOUS

     Section 6.1 Ratification of Indenture.

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 6.2 Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Guarantor and JES and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     Section 6.3 Governing Law.

     This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

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     Section 6.4 Severability.

     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 6.5 Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused the First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                   JOSEPH E. SEAGRAM & SONS, INC.


                                   By:
                                      ------------------------------
                                        Name:
                                        Title:

                                   By:
                                      ------------------------------
                                        Name:
                                        Title:

Attest:



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Name:
Title:



                                   THE SEAGRAM COMPANY LTD.



                                   By:
                                      ------------------------------
                                        Name:
                                        Title:

                                   By:
                                      ------------------------------
                                        Name:
                                        Title:



Attest:



-------------------------------
Name:
Title:



                                   THE BANK OF NEW YORK, as Trustee



                                   By:
                                      ------------------------------
                                        Name:
                                        Title:

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Attest:



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Name:
Title: